STOCK PURCHASEAGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement"), is made as of this 17th  day of January, 2014 by and among TARGET ACQUISITIONS I, INC., a Delaware corporation (“Target”), ZHANGJIAKOU TONGDA MINING TECHNOLOGIES SERVICE CO., LTD., a Chinese limited company (“Buyer” or “Tongda”) and an indirectly wholly-owned subsidiary of Target and Changkui Zhu, a resident of the People’s Republic of China (“Seller”).

Preliminary Statement

Seller is one of the five shareholders (collectively, the “Shareholders”) of Haixing Huaxin Mining Iindustry Co., Ltd., an entity organized under the laws of the People’s Republic of China (“China Huaxin”).  China Huaxin is in the late stages of constructing a facility (the “Production Facility”) in Haixing County, Hebei Province, China for the conversion of iron sands into direct reduced iron.

Target desires to acquire all of the outstanding shares of China Huaxin and, concurrently herewith, is entering into agreements with the four other shareholders of China Huaxin to acquire all of their shares in China Huaxin.

NOW, THEREFORE, the parties hereto in consideration of the mutual promises and covenants herein contained and intending to be legally bound, do hereby agree as follows:

1.           Purchase and Sale.  Subject to the terms and conditions hereinafter set forth, and on the basis of the representations and warranties contained herein, Seller hereby sells, conveys, transfers and assigns  to Buyer, free and clear of all encumbrances, liens and liabilities,  all right, title and interest in and to the shares of capital stock of China Huaxin owned by Seller (the “Shares”), which Shares represent 10% of the shares of capital stock of China Huaxin outstanding as of the date hereof.  Simultaneously with the execution and delivery hereof Seller is executing and delivering to Buyer such documents and instruments as are necessary to transfer title to the Shares.

In consideration of all right, title and interest in the Shares, Target is paying to Seller 1,000,000 RMB and shall issue to the order of Seller  510,000 shares of the common stock of Target (collectively, the “Purchase Price”).

2.       Representations and Warranties.   As an inducement to Target to enter into this Agreement and acquire the Shares, the Seller hereby represents and warrants to Target as of the date hereof:

2.1. Organization, Good Standing, Power.    China Huaxin is a corporation duly organized, validly existing and in good standing under the Company Law of the People’s Republic of China. China Huaxin has the power and authority to own, lease and operate its assets. The minute books, stock ledgers and stock transfer records of China Huaxin, if any, will be furnished to Target.

2.2. Company Documents.       Correct and complete copies of the organizational documents of China Huaxin, in each case as amended to date have been provided to Target.

2.3. Shares.     The Seller owns the Shares and has good, valid and marketable title to the Shares.  The Shares represent 10 % of the outstanding capital stock of China Huaxin.  Such Shares are held free and clear of any covenant, condition, restriction, voting arrangement, charge, security interest, option or adverse claim.  Upon payment of the Purchase Price, Target will acquire good and marketable title to the Shares, free and clear of any Security Interest, restrictions or claims.  The Shares, together with the shares currently owned by the individuals named in Schedule 2.3 represent 100% of the issued and outstanding shares of capital stock of the Company.

2.4 Authorization.  Seller possesses the legal right and capacity to execute, deliver and perform this Agreement, without obtaining any approval, authorization, consent or waiver or giving any notice. The Seller has taken all action required by applicable law or otherwise to be taken to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligations of Seller.

2.5. Effect of Agreement.  The execution, delivery and performance of this Agreement by Seller and the sale of the Shares contemplated hereby will not, with or without the giving of notice and the lapse of time, or both, violate any provision of law, statute, rule, regulation or executive order to which China Huaxin or the Seller is subject.

2.6. Governmental and Other Consents.   Except for such consents as have been obtained prior to the date hereof (i) no notice to, consent, authorization or approval of, or exemption by, any governmental or public body or authority is required in connection with the execution, delivery and performance by Seller of this Agreement and (ii) no notice to, consent, authorization or approval of, any person under any agreement, arrangement or commitment of any nature to which Seller is party to, or by which the Shares are bound by or subject to, is required in connection with the execution, delivery and performance by Seller of this Agreement.

2.7. Title to Assets; Absence of Liens and Encumbrances.      The sole asset of China Huaxin is the Production Facility.  China Huaxin has good and marketable title to, and owns outright, the Production Facility, free and clear of all liens, claims and encumbrances, other than those related to the Accrued Liabilities.

2.8. Equipment.  China Huaxin owns outright all equipment and fixtures in the Production Facility.

2.9.   Agreements, Arrangements; Conduct of Business.    China Huaxin has yet to conduct any business operations other than construction of the Production Facility and purchasing the equipment and fixtures therein.  China Huaxin is not party to any agreements or contracts calling for expenditures in excess of 100 RMB, in the aggregate.

2.10.  Permits.    China Huaxin has provided Target with copies of all permits and other government licenses it has obtained with respect to the Production Facility.

2.11.  Litigation.   China Huaxin is not a party to any litigation.

2.12. Labor Matters.  China Huaxin has no employees.

2.13.  Brokers and Finders.       Neither the Seller nor China Huaxin, nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.  Seller agrees to indemnify, defend and hold Target harmless from any liability, loss, cost, claim and/or demand that any other broker or finder may have in connection with this transaction as a result of actions taken by the Company or the Seller.

   2.14   Securities Laws.   Seller understands that the shares of Target to be issued to Seller (the “Target Shares”) are being offered and sold in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the United States Securities Act of 1933 (the “Securities Act”) and that Target is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the applicability of such exemptions.  In this regard, the Seller represents, warrants and agrees that:

      (i)           The Seller is not a U.S. Person (as defined in the Securities Act) and is not acquiring the Target Shares for the account or benefit of a U.S. Person.

      (ii)           At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Seller was outside of the United States.

      (iii)          Seller will not, during the period commencing on the date of issuance of the Target Shares and ending on the six month anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Target Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

     (iv)           Seller will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Target Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

     (v)           Seller was not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Target Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

    (vi)           Neither Seller nor any person acting on its behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Target Shares and the Seller and any person acting on its behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

    (vii)           The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

   (viii)           Neither the Seller nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Target Shares.  The undersigned agrees not to cause any advertisement of the Target Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Target Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

   (ix)           Each certificate representing the Target Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

(A)           “THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

(B)           “TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

        8.                      Representations and Warranties of Buyer.  As a material inducement to Seller to enter into this Agreement, Buyer makes the following representations and warranties to Seller:

(a)       Buyer has been duly organized and is validly existing in its jurisdiction of organization and is fully authorized to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated hereby.

(b) Buyer is fully authorized to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated thereby and this Agreement represents a valid and binding obligation of Buyer in accordance with its terms.

(c)           Neither the execution nor delivery of this Agreement nor consummation of the transactions herein by Buyer constitutes a violation or breach of applicable law or of any provision  of any contract or instrument to which Buyer is a party or by which it is bound, or any order, writ, injunction, decree or judgment applicable to Buyer.  This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

(d)           Buyer has made, either alone or together with its advisors, such independent investigation of the Business as Buyer deems to be, or such advisors have advised to be, necessary or advisable in connection with the transactions contemplated by this Agreement; provided that such investigation by Buyer shall not relieve Seller of any liability for a breach of its representations and warranties contained herein.

      (e) The shares of Target upon issuance:

                             (i) will be free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the Securities Act and any applicable state securities laws;

                              (ii)  will have been duly and validly authorized and duly and validly issued, and will be fully paid and non-assessable (with no personal liability attaching to the holders thereof or to the Company) and will be free from preemptive rights or rights of first refusal held by any person; provided Seller’s representations herein are true and accurate and Seller takes no actions or fails to take any actions required for the acquisition of the Shares to be in compliance with all applicable laws and regulations; and

                            (iii) will have been issued in reliance upon an exemption from the registration requirements of and will not result in a violation of Section 5 under the Securities Act.

5.           Covenant Not To Compete.  In further consideration for the purchase of the Purchased Assets, for a period of_1_year following the date of the Closing, (i) none of Seller, its director, officers, managers or other related persons will directly, or indirectly, own, operate, manage, or serve as an officer, director, employee or independent contractor to any person or entity engaged in the Business or act as an advisor to any person or entity engaged in  the Business, or solicit, directly or indirectly, on behalf of themselves or any third party, the customers of the Buyer (whether existing as of the Closing Date or at any time thereafter), or otherwise engage in the Business, within a 200 kilometers (124.27) mile radius of the Site, and (ii) will not solicit any past, future  or present customers of the Business or interfere in any way in the relationships between the Business and its customers, employees or staff, without Buyer’s written consent].

12.           Further Assurances.  Each party agrees to execute and deliver all instruments and take action as the other party may request from time to time in order to effectuate the transactions contemplated hereby.

13.           Notices.  Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been given two business days after deposit with a recognized overnight courier fee paid, addressed to the intended recipient at such party’s address as set forth below, or such other address as such party may designate by like notice to the other party hereto.

To Seller at:
 2-1-202, Shenlan Gongyu,
Xihu Road, Nankai District
Tianjin, PRC

To Buyer at:
Tianyang Xiaoqu,
Qiaodong District,
 Zhangjiakou, Hebei Province, PRC

With a copy to, which shall not constitute notice:

Eaton & Van Winkle LLP
3 Park Avenue
New York, New York 10016
Attn: Vincent J. McGill

14.           Survival; Indemnification.  All covenants, representations and warranties in this Agreement shall survive for a period of twelve months after the date hereof, except that any representation or warranty relating to taxes shall survive for the applicable statutory limitation period and any claim for amounts payable hereunder or any indemnity claim hereunder asserted prior to the end of the foregoing survival periods shall survive until resolved.  Each party hereby agrees to defend, indemnify and hold the other party, its directors, officers, employees, advisors and affiliates, harmless from and against any and all losses, claims, liabilities or damages (collectively, “Losses”) arising out of or in connection with or founded on a claim that any of the foregoing representations, warranties and covenants of the indemnifying party are untrue, together with any and all costs and expenses (including reasonable attorneys’ fees) relating to such losses or arising therefrom or incurred by the other in connection with enforcement of this indemnification provision. Each party shall be responsible for its or his own costs and expenses in connection with the transactions being contemplated hereby, including attorneys’ fees.  Buyer shall promptly notify Seller of any claims and fully cooperate with Seller in the defense thereof.

The parties have agreed that there shall be no escrow or other security withheld to secure Buyer against claim arising out of or related to the Seller’s Business.  In lieu of an escrow, Seller has agreed that Buyer may offset any Losses arising out of a breach by Seller of their representations, warranties and covenants contained herein, or out of any claims made against Buyer related to the Business prior to the Closing out of the deferred portion of the Purchase Price.

15.           Confidentiality.  Buyer has received certain business records, tax returns and privileged communications in connection with the due diligence process.  Buyer covenants, represents and warrants that all information will be kept strictly confidential, except to the extent used in the business of Buyer and to the extent disclosure is required by law or pursuant to legal process.

16.           Miscellaneous.

                        a.           This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by Seller and Buyer.

b.           This Agreement may not be assigned by either party without written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

c.           The paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said paragraph.

d.           This Agreement shall be governed by and construed in accordance with the laws of China without regard to the conflicts of law provisions thereof.  Jurisdiction for the resolution of any conflicts or disputes arising hereunder, if not resolved through good faith negotiation, shall be in Hebei Province, China.

e.           This Agreement may be executed in any number of counterparts, all of which when taken together shall be deemed to be one and the same instrument.

f.           The Parties to this Agreement acknowledge that each has had the input of legal counsel in drafting this Agreement as well as in conjunction with the negotiation and execution of this transaction.  Accordingly the Parties to this Agreement hereby waive any rule of construction or interpretation that would otherwise require ambiguities under this Agreement to be interpreted or constructed to his favor by virtue of such rule or rules regarding contract ambiguities.

[signatures are on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ZHANGJIAKOU TONGDA MINING TECHNOLOGIES SERVICE CO., LTD.
Seller	Buyer
By: /s/ Changkui Zhu	By: /s/ Jiazhen Liu
Name: Changkui Zhu	Name: Jiazhen Liu
Title:	Title:

Target Acquisitions I, Inc.

By: /s/ Changkui Zhu
Name: Changkui Zhu
Title: